                         NOTICE OF GUARANTEED DELIVERY
                                With Respect to
                         GAYLORD CONTAINER CORPORATION
                          9 3/8% Senior Notes due 2007

     This form must be used by a holder of 9 3/8% Senior Notes due 2007 (the "Notes") of Gaylord Container Corporation (the "Company"), who wishes to tender Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled "The Exchange Offer--Guaranteed Delivery Procedures," and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
     ON                     1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
                    TO: STATE STREET BANK AND TRUST COMPANY
                             (THE "EXCHANGE AGENT")

                  By Mail:                                    Overnight Courier:
     State Street Bank and Trust Company              State Street Bank and Trust Company
         Corporate Trust Department                       Corporate Trust Department
                P.O. Box 778                                Two International Place
         Boston, Massachusetts 02102                      Boston, Massachusetts 02110
        Attention: Sandra Szczsponik                     Attention: Sandra Szczsponik
    By Hand in New York (as Drop Agent):                      By Hand in Boston:
  State Street Bank and Trust Company, N.A.           State Street Bank and Trust Company
                 61 Broadway                                Two International Place
   Concourse Level, Corporate Trust Window         Fourth Floor, Corporate Trust Department
          New York, New York 10006                        Boston, Massachusetts 02110
           Facsimile Transmission:                           Confirm by Telephone
      (For Eligible Institutions Only)                          (617) 664-5314
               (617) 664-5739

     DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Notes listed below:

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 CERTIFICATE NUMBER(S) (IF KNOWN) OF NOTES
OR ACCOUNT                                          AGGREGATE PRINCIPAL             AGGREGATE PRINCIPAL
 NUMBER AT THE BOOK-ENTRY FACILITY                   AMOUNT REPRESENTED               AMOUNT TENDERED
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
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                                                     PLEASE SIGN AND COMPLETE
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    Signatures of Registered Holder(s) or          Date:  ________ , 1998
    Authorized Signatory:
    -------------------------------------------    Address:
    -------------------------------------------             ------------------------------------------------
    Name of Registered Holder(s):                  Area Code and Telephone No.:
    ------------------------------------------                                  ----------------------------
    ------------------------------------------
------------------------------------------------------------------------------------------------------------

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      This Notice of Guaranteed Delivery must be signed by the Holder(s)
 exactly as their name(s) appear on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

 Name(s):
 ------------------------------------------------------------------------------

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 Capacity:
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 Address(es):
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                                        2

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that either the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at Book-Entry Transfer Facility as described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures"), together with a properly completed Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents will be received by the Exchange Agent by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of Firm:                                  ---------------------------------------------
-------------------------------------                      Authorized Signature
Address:                                       Name:
--------------------------------------------   ---------------------------------------------
                                               Title:
---------------------------------------------  ---------------------------------------------
Area Code and Telephone No.:                   Date:
--------------------                           ---------------------------------------- ,
                                               1998

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        DO NOT SEND NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST
            BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED
                             LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Requests for information and additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the first page of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

                                        4